AMENDMENT NO. 9

                                     to the

                   VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

                             EFFECTIVE MARCH 1, 2005

                                     Between

               JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
                               ("CEDING COMPANY")

                                       and

                        ACE TEMPEST LIFE REINSURANCE LTD.
                                  ("REINSURER")


Effective June 15, 2008, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to add a new GMIB rider expected to be launched in October, 2008, to increase the claim limits associated with the new rider, to reduce the new business limit to $200 million, and to remove the Perspective A Series product, which was never launched. To effect these changes, the following provisions of this Agreement are hereby amended:

|X| Schedule B-1, CONTRACTS SUBJECT TO THIS REINSURANCE AGREEMENT, Amendment #3, is hereby replaced by the attached Schedule B-1.

|X| Schedule C-2, LIMITS AND RULES OF THE REINSURER, Amendment #7, is hereby replaced by the attached Schedule C-2.

|X| Schedule D, QUARTERLY REINSURANCE PREMIUM RATE, is hereby replaced by the attached Schedule D.

|X| Schedule F-1, DOLLAR CLAIM LIMIT RATE, is hereby replaced by the attached Schedule F-1.

|X| Schedule F-2, FORMULA CLAIM LIMIT RATE, is hereby replaced by the attached Schedule F-2.


Jackson National Life Insurance             ACE Tempest Life Reinsurance Ltd.
Company of New York


By  ______Lisa C. Drake_______________      By  ____Huan Tseng_________________

Name ____Lisa C. Drake________________      Name __Huan Tseng__________________

Title  ___SVP and Chief Actuary_______      Title  _SVP & Chief Pricing Officer

Date  _____6/23/08____________________      Date ___June 12, 2008______________

                                  SCHEDULE B-1

             ANNUITY CONTRACTS Subject to this Reinsurance Agreement

PERSPECTIVE II

o    VA220NY replaced VA250NY 05/04 effective 10/4/2004.

o    This product has two Contract options:

o    Separate Account Investment Division option; and

o    Fixed Account Option.


A) SEPARATE ACCOUNT INVESTMENT DIVISION OPTION

o This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.

o    JNLNY Separate Account I is used for this Contract.

o The Separate Account invests in shares of one of the corresponding Funds of the underlying fund of the JNL Series Trust, JNL Variable Fund LLC, and JNLNY Variable Fund I LLC (see Schedule B-2).

B ) GUARANTEED MINIMUM INCOME BENEFITS
FORM NUMBER             POLICY DESCRIPTION
7452NY                  FutureGuard - effective 5/3/2004
7485NY                  FutureGuard - effective 5/2/2005
7485ANY                 FutureGuard - effective 1/17/2006
7485ANY Unisex          FutureGuard - effective 1/17/2006
7551ANY                 FutureGuard 6 - effective October, 2008
7551ANY Unisex          FutureGuard 6 - effective October, 2008


C) OPTIONAL BENEFITS
FORM NUMBER             POLICY DESCRIPTION
7349NY 04/03            Additional Free Withdrawal 20% of Premium
7343NY 04/03            Shortened W/D Charge Period (5 year)
7429NY                  Shortened W/D Charge Period (3 year) -
                           not available for contracts issued after 4/30/2006
7346NY 05/04            Premium Credit (4%)
7348NY 08/03            Premium Credit (2%)
7348NY 03/05            Premium Credit (2%)
7352NY 08/03            Premium Credit (3%)
7352NY 03/05            Premium Credit (3%)
7470NY                  Death Benefit Option (Highest Anniversary Value)
7512NY                  Death Benefit Option (Highest Anniversary Value)
                           effective 1/16/2007

 PERSPECTIVE L SERIES

o    VA210NY is an individual flexible premium variable and fixed annuity

A) SEPARATE ACCOUNT INVESTMENT DIVISION OPTION

o This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.

o    JNLNY Separate Account I is used for this Contract.

o The Separate Account invests in shares of one of the corresponding Funds of the underlying fund of the JNL Series Trust, JNL Variable Fund LLC, and JNLNY Variable Fund I LLC (see Schedule B-2).

B) GUARANTEED MINIMUM INCOME BENEFITS
FORM NUMBER             POLICY DESCRIPTION
7485NY                  FutureGuard
7485ANY                 FutureGuard - effective 1/17/2006
7485ANY Unisex          FutureGuard - effective 1/17/2006
7551ANY                 FutureGuard 6 - effective October, 2008
7551ANY Unisex          FutureGuard 6 - effective October, 2008


C) OPTIONAL BENEFITS
FORM NUMBER             POLICY DESCRIPTION
7346NY 05/04            Premium Credit (4%)
7348NY 08/03            Premium Credit (2%)
7348NY 03/05            Premium Credit (2%)
7352NY 08/03            Premium Credit (3%)
7352NY 03/05            Premium Credit (3%)
7381NY                  Reduced Administration Charge
7470NY                  Death Benefit Option (Highest Anniversary Value)
7512NY                  Death Benefit Option (Highest Anniversary Value)
                           effective 1/16/2007

PERSPECTIVE ADVISORS II

o    VA410NY is an individual flexible premium variable and fixed annuity

A) SEPARATE ACCOUNT INVESTMENT DIVISION OPTION

o This option allows the Owner to allocate Premiums and earnings to one or more Investment Divisions of the Separate Account.

o    Separate Account I is used for this Contract.

o The Separate Account invests in shares of one of the corresponding Funds of the underlying fund of the JNL Series Trust, JNL Variable Fund LLC, and JNLNY Variable Fund I LLC (see Schedule B-2).

B) GUARANTEED MINIMUM INCOME BENEFITS
FORM NUMBER             POLICY DESCRIPTION
7485NY                  FutureGuard
7485ANY                 FutureGuard - effective 1/17/2006
7485ANY Unisex          FutureGuard - effective 1/17/2006
7551ANY                 FutureGuard 6 - effective October, 2008
7551ANY Unisex          FutureGuard 6 - effective October, 2008


C) OPTIONAL BENEFITS
FORM NUMBER             POLICY DESCRIPTION
7460NY                  Premium Credit (2%)
7470NY                  Death Benefit Option (Highest Anniversary Value)
7512NY                  Death Benefit Option (Highest Anniversary Value)
                           effective 1/16/2007



JNL NY ACE 2005 TREATY SCHEDULE B-1 AMENDMENT # 9

                                  SCHEDULE C-2

                        Limits and Rules of the REINSURER


1) The REINSURER's liability cannot be increased as a result of CEDING COMPANY's actions with respect to contested claims.

2) The REINSURER will not be liable for extracontractual damages (whether they constitute compensatory damages, statutory penalties, exemplary or punitive damages) which are awarded against the CEDING COMPANY.

3) The REINSURER's liability to accept new business hereunder could end before February 28, 2010. The REINSURER's liability to accept new business hereunder will end on the BUSINESS DAY when the cumulative RETAIL ANNUITY PREMIUMS for the ACTIVE CONTRACTS exceed $XXX million, unless extended by mutual written agreement. RETAIL ANNUITY PREMIUMS paid on an ANNUITY CONTRACTs subsequent to the date on which the REINSURER's liability to accept new business ends are not included when calculating the limits provided in this Paragraph.

4) A contract where a spousal continuation occurs will be subject to this Agreement and not characterized as new business as described in paragraph 3 of this section.



JNL NY ACE 2005 TREATY SCHEDULE C 2 AMENDMENT # 9

                                   SCHEDULE D

                       QUARTERLY REINSURANCE PREMIUM RATE



The QUARTERLY REINSURANCE PREMIUM RATE, subject to the terms and conditions of this Agreement, is shown in the table below for each GMIB TYPE, applies to all CONTRACT TYPEs, and is guaranteed while the reinsurance coverage is in effect.


GMIB TYPE FORM NUMBER                         QUARTERLY REINSURANCE PREMIUM RATE
---------------------                         ----------------------------------
7452NY, 7485NY, 7485ANY, 7485ANY Unisex       .XXXXX
7551ANY, 7551ANY Unisex                       .XXXXX



JNL NY ACE 2005 TREATY SCHEDULE D AMENDMENT # 9

                                  SCHEDULE F-1

                             DOLLAR CLAIM LIMIT RATE



The Dollar Claim Rate is shown in the table below for each GMIB TYPE and applies to all CONTRACT TYPEs.

GMIB TYPE FORM NUMBER                                DOLLAR CLAIM LIMIT RATE
---------------------                                -----------------------
7452NY, 7485NY, 7485ANY, 7485ANY Unisex              .XX
7551ANY, 7551ANY Unisex                              .XX



JNL NY ACE 2005 TREATY SCHEDULE F-1 AMENDMENT # 9

                                  SCHEDULE F-2

                            FORMULA CLAIM LIMIT RATE

The FORMULA CLAIM LIMIT RATE is shown in the table below for each GMIB TYPE and applies to each ANNUITY CONTRACT on all MONTHLY VALUATION DATES prior to the ANNUITY CONTRACT's eligibility to annuitize under the GMIB TYPE.

GMIB TYPE FORM NUMBER                                FORMULA CLAIM LIMIT RATE
7452NY, 7485NY, 7485ANY, 7485ANY Unisex              X.XXXXX
7551ANY, 7551ANY Unisex                              X.XXXXX



JNL NY ACE 2005 TREATY SCHEDULE F-2 AMENDMENT # 9